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                                                                    Exhibit 10.1


                            VIE FINANCIAL GROUP, INC.

                                    SERIES H
                       PREFERRED STOCK PURCHASE AGREEMENT

                               September 30, 2003

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                                    SERIES H
                       PREFERRED STOCK PURCHASE AGREEMENT

          This Series H Preferred Stock Purchase Agreement (the "Agreement") is entered into as of this 30th day of September, 2003, by and among Vie Financial Group, Inc. a Delaware corporation (the "Company"), and each of those entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which entities are hereinafter collectively referred to as the "Purchasers" and each individually as a "Purchaser").

          Terms defined in the text of this Agreement shall have the meanings there set forth herein. Other capitalized terms shall have the meaning set forth in the Definitions Addendum, which is attached and incorporated herein.

                                    RECITALS

          WHEREAS, the Company has authorized the sale and issuance of an aggregate of 35,000 shares of its Series H preferred stock, par value $0.01 per share (the "Shares");

          WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

          WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

Section 1. Agreement to Sell and Purchase

          1.1 Authorization of Shares. The Company has duly authorized the sale and issuance to Purchasers of the Shares. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of the Company, in the form attached hereto as Exhibit B (the "Certificate"). The Company has, or before the Closing Date will have, adopted and filed with the Secretary of State of the State of Delaware the Certificate and will have taken all necessary corporate action for the purpose of authorizing the issuance and sale of the Shares pursuant hereto.

          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, the number of Shares as set forth opposite such Purchaser's name in Exhibit A, at a purchase price per Share equal to $100.

          1.3 Subsequent Sales and Financings.

               (a) During the 90-day period beginning on the date hereof, the Company shall have the right to sell up to an additional $1.5 million of shares of the Company's

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Series H preferred stock at the same price and on the same terms and conditions as the Shares are being sold to the Purchasers hereby.

               (b) During the 90-day period beginning on the date hereof, if the Company completes any financing at a price and on terms and conditions more favorable to the purchasers in such financing than the price at and the terms and conditions under which the Shares are being sold to the Purchasers hereby, then the Company shall make provision to provide to the Purchasers in respect of the Shares purchased hereby such more favorable price and terms and conditions.

Section 2. Closing, Delivery and Payment

          2.1 Closing. The consummation of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at the offices of Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, CA 94303. Subject to the fulfillment or waiver of the conditions set forth herein, the Closing shall occur on September 30, 2003 or such date as may be agreed upon in writing by the Company and the Purchasers (the "Closing Date").

          2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser stock certificates issued in such Purchaser's name representing the number of Shares to be purchased by such Purchaser as specified in Exhibit A, against payment in full of the purchase price therefor by wire transfer of US$ in immediately available funds to the Company's account (for credit to account number XXXXX with the name "Vie Financial Group, Inc." at Commerce Bank, NA, ABA number XXXXXX) or such other bank account of the Company designated by the Company in writing no later than the second Business Day immediately preceding the Closing Date.

Section 3. Representations and Warranties of the Company

          Except as set forth on the Schedule of Exceptions attached hereto, the Company hereby represents and warrants to each Purchaser as follows:

          3.1 Organization, Good Standing and Power. Each of the Company and each of its Subsidiaries is a corporation or a limited liability company, each duly organized and existing, in good standing, under the laws of the jurisdiction of its incorporation, and each has the corporate or company power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for failures to be in good standing or qualified that would not in the aggregate have a Material Adverse Effect.

          3.2 Corporate Authority. The Company has full corporate power and authority to enter into this Agreement and the Series H Preferred Stock Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), to issue and sell the Shares and to carry out the provisions of this Agreement, the Registration Rights Agreement, and the Certificate. No consent or approval of stockholders or of any Governmental Entity is required as a condition to the validity or performance by the Company or any of its Subsidiaries of this Agreement, the Registration Rights Agreement, or the Certificate.

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          3.3 Authorizations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the due authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. Except for blue sky state securities filings, all authorizations, consents, approvals, registrations, exemptions and licenses with or from Governmental Entities which are necessary to issue and sell the Shares and to carry out the provisions of this Agreement, the Registration Rights Agreement, and the Certificate have been effected or obtained and are in full force and effect.

          3.4 Capitalization; Voting Rights. The authorized capital stock of the Company, consists of (a) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), 695,971,046 shares of which were issued and outstanding on September 29, 2003, 341,014,782 shares of which are as of the date hereof reserved for issuance pursuant to outstanding option agreements, warrants and other convertible securities, including 14,754,239 shares of which are as of the date hereof reserved for issuance to key employees, consultants and others affiliated with the Company pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Board of Directors of the Company, and (b) 3,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), 250,000 of which are designated Series A Convertible PIK Preferred Stock, none of which are issued and outstanding as of the date hereof, 590,000 shares of which are designated Series B Convertible Preferred Stock, 24,000 of which are issued and outstanding as of the date hereof, 105,000 shares of which are designated Series C Convertible Preferred Stock, none of which are issued and outstanding as of the date hereof, 10 shares of which are designated Series D Convertible Preferred Stock, none of which are issued and outstanding as of the date hereof, 10 shares of which are designated Series E Convertible Preferred Stock, none of which are issued and outstanding as of the date hereof, 20,000 shares of which are designated Series F Convertible Preferred Stock, none of which are issued and outstanding as of the date hereof, and 100,000 shares of which are designated Series G Convertible Preferred Stock, 12,000 of which are issued and outstanding as of the date hereof. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance in all material respects with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares will be as stated in the Certificate as of the Closing. Except as may be granted pursuant to this Agreement, except as set forth above, and except pursuant to the Loan Agreement, dated December 30, 2002 (the "Loan Agreement"), between the Company, SOFTBANK, and Draper Fisher Jurvetson ePlanet Ventures L.P., Draper Fisher Jurvetson ePlanet Partners Fund, LLC and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from, sale to or exchange with the Company or any of its Subsidiaries of any shares of any class or series of capital stock of the Company or any of its Subsidiaries or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by statute (other than Federal and state securities laws), the charter documents of the Company or any of its Subsidiaries or any agreement to which the Company or any of its Subsidiaries is a party, by which any of them is bound or of which any of them has knowledge. The Shares have been duly authorized and, when issued in

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compliance with the provisions of this Agreement and the Certificate, will be validly issued, fully paid and nonassessable and will be free of any Liens (other than Liens created by Purchasers).

          3.5 Binding Agreement. This Agreement and the Registration Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company, in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and, as to enforcement, to general equity principles. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.6 Litigation. Except as described in the 10-Q or the 10-K (as hereinafter defined), there are no actions, suits, proceedings or investigations pending or, to the knowledge of the executive officers of the Company, threatened before any court or arbitrator or before or by any Governmental Entity that questions the validity of this Agreement, the Registration Rights Agreement or the Certificate or the right of the Company to enter into any of such agreements, to issue the Shares with the terms specified in the Certificate or to consummate the transactions contemplated hereby or thereby, or which, in any one case or in the aggregate, if determined adversely to the interests of the Company, or any of its Subsidiaries, would have a Material Adverse Effect or result in any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries aware that there is any basis for the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Entity.

          3.7 No Conflicts. There is no statute, regulation, rule, order or judgment, and no provision of any mortgage, indenture, contract or agreement binding on the Company or any of its Subsidiaries or affecting their properties which would prohibit, conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, the Registration Rights Agreement, and the Certificate.

          3.8 Financial Condition. Except as has been described in documents referred to in Section 6.1(c) hereof or otherwise described in writing to the Purchasers prior to the execution and delivery of this Agreement, (i) as of the date of each balance sheet included in the 10-K and the 10-Q, there were no material Liabilities of the Company or any of its Subsidiaries which were not reflected therein or in the notes thereto, and (ii) except as has been described in the Financial Disclosure, dated the date hereof, delivered by the Company to the Purchasers or disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 (the "10-K") or the Company's Quarterly Report on 10-Q for the quarter ended June 30, 2003 (the "10-Q"), there has been no event, occurrence, change, development or state of affairs since June 30, 2003 that had or could reasonably be expected to have a Material Adverse Effect.

          3.9 Company Reports; Financial Statements. The Company has made available to the Purchasers each registration statement, prospectus, report, proxy statement or information statement prepared by it since January 1, 2003, including the 10-Q and the 10-K in the form (including exhibits, annexes and any amendments thereto) filed with SEC (collectively,

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including any such reports filed subsequent to the date hereof and as amended, the "Reports"). As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents in all material respects (subject, in the case of unaudited statements, to normal recurring audit adjustments which are not material in amount) the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations and statements of cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents in all material respects (subject, in the case of unaudited statements, to normal recurring audit adjustments which are not material in amount) the results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          3.10 Agreements; Action. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or to their knowledge by which any of them is bound which include provisions restricting the development or distribution of the products or services of the Company or any of its Subsidiaries.

          3.11 Obligations to Related Parties. There are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders, or employees of the Company or any of its Subsidiaries other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company or the relevant Subsidiary). No officer or director or, to the best of the Company's knowledge, any member of their immediate families, are indebted to the Company or any of its Subsidiaries or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, in each case other than ownership of less than 1% of the outstanding stock of publicly traded companies. No such officer or director, or, to the best of the Company's knowledge, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

          3.12 Title to Properties and Assets; Liens, Etc. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and each of its Subsidiaries has good title to its leasehold estates and personal property owned by the Company and each of its Subsidiaries (as the case may be), in each case subject to no Lien other than (i) liens for taxes which have not yet become due and (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries. All facilities, machinery, equipment, fixtures, vehicles and

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other properties owned, leased or used by the Company and each of its
Subsidiaries are in good operating condition and repair, except for normal wear and tear, and are reasonably fit and usable for the purposes for which they are being used, other than where the failure to be in good operating condition and repair or reasonably fit and usable would not have a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance in all material respects with the terms of each lease to which it is a party or is otherwise bound.

          3.13 Patents and Trademarks. Each of the Company and its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted, without any infringement known to it of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other Person other than such licenses to the Company or its Subsidiaries (i) arising from the purchase by any of them of "off the shelf" standard products or (ii) that are not material to the business now conducted or currently proposed to be conducted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries. The conduct of the Company's and each of its Subsidiary's business as currently proposed to be conducted, will not, to the knowledge of the Company or any of its Subsidiaries, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Neither the Company nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information developed or acquired by any of its employees in the conduct of the Company's or any of its Subsidiary's business prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or any of its Subsidiaries.

          3.14 Compliance with Other Instruments and Laws; Consents; Permits. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its property is bound or of any judgment, decree, order, writ, statute, rule or regulation applicable to the Company or any of its Subsidiaries or their properties which, individually or in the aggregate, would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the Registration Rights Agreement, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any violation or default by the Company or any of its Subsidiaries of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture,

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contract, agreement, instrument or contract to which it is party or by which it or any of its property is bound or of any judgment, decree, order, writ, statute rule or regulation applicable to the Company, any of its Subsidiaries or their properties, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their business or operations or any of their assets or properties. No orders, permissions, consents, approvals or authorizations of any Governmental Entity is required to be obtained by the Company or any of its Subsidiaries and no application, notification, request, registration or declaration is required to be filed with any Governmental Entity by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at any Closing, as contemplated in this Agreement other than blue sky state securities filings and items which the failure by the Company to file will not have a Material Adverse Effect. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and can obtain, without undue burden or expense, any similar authority necessary for the conduct of its business as currently proposed to be conducted.

          3.15 Tax Returns and Payments. The Company and each of its Subsidiaries has timely filed all tax returns (federal, state, local and foreign) required to be filed by it. All Taxes shown to be due and payable on such returns, any assessments imposed, and all other Taxes due and payable by the Company or any of its Subsidiaries have been paid or will be paid prior to the time they become delinquent. Neither the Company nor any of its Subsidiaries has been advised (i) that any of its returns, federal, state, foreign or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed adjustment to its federal, state, foreign or other Taxes. There exists no liability for any Tax or potential Tax to be imposed upon the properties or assets of the Company or any of its Subsidiaries as of the date of this Agreement that is not adequately provided for.

          3.16 Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by any of the following:

               (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

               (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company or any of its Subsidiaries if terminated, or involve consideration in excess of $100,000;

               (c) any agreement concerning a partnership or joint venture;

               (d) any agreement (or group or related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any

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capitalized lease obligation, in excess of $100,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (e) any agreement concerning noncompetition other than agreements pursuant to which a current or former employee of the Company has agreed not to compete with the Company;

               (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (g) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

               (h) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees other than advances for travel expenses in the ordinary course of business;

               (i) any agreement under which the consequences of a default or termination would be reasonably likely to have a Material Adverse Effect; and

               (j) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $250,000.

          3.17 Employees. To the knowledge of the Company and its Subsidiaries, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries; and to the knowledge of the Company and each of its Subsidiaries the continued employment by the Company and each of its Subsidiaries of their present employees, and the performance of the contracts of the Company and each of its Subsidiaries with its independent contractors, will not result in any such violation except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. No employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee intends to terminate his or her employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer or key employee.

          3.18 Proprietary Information and Inventions Assignment Agreements. Each employee, consultant and officer of the Company and each of its Subsidiaries and any other Person developing intellectual property on behalf of the Company or any of its Subsidiaries has executed an agreement with the Company or such Subsidiary regarding confidentiality and

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proprietary information substantially in the form or forms delivered to the
Purchasers. Neither the Company nor any of its Subsidiaries is aware that any of its employees or consultants is in violation thereof.

          3.19 Registration Rights. Except as set forth in the 10-Q and 10-K and except as required pursuant to the Registration Rights Agreement, the Company is not under any obligation, and has not granted any rights, to register any of the Company's securities under the Securities Act of 1933, as amended (the "Securities Act").

          3.20 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to their knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          3.21 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or the registration or qualification provisions of any state securities laws.

          3.22 Minute Books. The minute books of the Company and each of its Subsidiaries made available to counsel for the Purchasers contain a fair and accurate summary of all meetings of, and any actions taken by, the directors and stockholders of the Company and its Subsidiaries since the date of their incorporation.

          3.23 Absence of Liabilities. Except as set forth in the Reports, neither the Company nor any of its Subsidiaries has any Liability in excess of $300,000.

          3.24 Disclosure. Neither this Agreement, the Registration Rights Agreement, nor any other agreements, written statement or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

Section 4. Representations and Warranties of the Purchasers

          Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

          4.1 Organization, Good Standing and Power. Such Purchaser is either a limited liability company or partnership, duly formed and existing, in good standing, under the laws of the jurisdiction of its formation.

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          4.2 Corporate Authority. Such Purchaser has full company or partnership, as applicable, power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. This Agreement and the Registration Rights Agreement have been duly authorized by all proper and necessary company or partnership, as applicable, action on the part of such Purchaser. No consent or approval of any Governmental Entity is required to be obtained by such Purchaser as a condition to the validity or performance by Purchaser of this Agreement or the Registration Rights Agreement.

          4.3 Binding Agreement. This Agreement constitutes, and when executed the Registration Rights Agreement will constitute, the valid and legally binding obligations of such Purchaser, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and, as to enforcement, to general equity principles.

          4.4 Private Placement.

               (a) Such Purchaser understands that (i) the offering and sale of the Shares by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and (ii) there is no existing public or other market for the Shares.

               (b) Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

               (c) Such Purchaser is acquiring or will acquire the Shares to be acquired hereunder for its own account, for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

               (d) Such Purchaser understands that the Shares will be issued in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

               (e) Such Purchaser (i) has, to its knowledge, been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares and that it has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (iii) can bear the economic risk of (1) an investment in the Shares indefinitely and (2) a total loss in respect of such investment; it being understood that nothing set forth in this Section 4.4(e) shall affect the representations, warranties or other obligations of the Company, or the rights and remedies of such Purchaser, under this Agreement or otherwise in any way whatsoever.

               (f) Such Purchaser qualifies as an "accredited investor" as such term is defined under Rule 501 under the Securities Act.

          4.5 Legends. Such Purchaser understands that the Shares and any securities issued in respect thereof or exchange therefor, shall bear the following legend until such time, if any, as (A) the Shares or such securities
(i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provisions) or pursuant to an effective registration statement under the Securities Act or (ii) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision), or (B) the Company receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

          4.6 Authorized Common Stock. Such Purchaser understands that on the Closing Date the Company will not have a sufficient number of authorized shares of Common Stock to allow for the conversion of all of the Shares being purchased pursuant to this Agreement into shares of Common Stock.

Section 5. Covenants

          5.1 Preemptive Rights.

               (a) If the Company proposes to issue, grant or sell common stock, preferred stock, other equity securities or Rights, the Company shall first give to each Purchaser and any transferee of Shares from the Purchaser (each a "Securityholder") written notice setting forth in reasonable detail the price and other terms on which such equity securities or Rights are proposed to be issued, granted or sold, the terms of any such Rights and the amount thereof proposed to be issued, granted or sold. Each Securityholder shall thereafter have the preemptive right, exercisable by written notice to the Company no later than 15 days after the Company's notice is given, to purchase such Securityholder's Proportionate Share of the number of such equity securities or Rights that are proposed to be issued, granted or sold. Any such purchase by any Securityholder shall be at the price and on the other terms set forth in the Company's notice. Any notice by a Securityholder exercising the right to purchase equity securities or Rights pursuant to this Section 5.1 shall constitute an irrevocable commitment to purchase from the Company the equity securities or Rights specified in such notice, subject to the maximum set forth in this paragraph. If the Securityholders exercise their preemptive rights set forth in this Section 5.1(a) to the full extent of their rights set forth in this Section 5.1(a), then the closing of the purchase of equity securities or Rights by Securityholders shall take place on such date, no less than 10 and no more than 60 days after the expiration of the 15-day period referred to above, as the Company may select, and the Company shall notify the Securityholders of such closing at least 7 days prior thereto. If all Persons entitled thereto do not exercise their preemptive rights to the full extent of such preemptive rights and, as contemplated by Section 5.1(b), the Company shall issue, grant or sell equity securities or Rights to persons other than Securityholders, then the closing of the purchase of such equity securities or Rights shall take place at the same time as the closing of such issuance, grant or sale.

               (b) The Company shall use its good faith and commercially reasonable efforts to issue, grant or sell the remaining subject equity securities or Rights on the terms set forth in its notice to Securityholders, unless the Company is advised by its financial advisors that the remaining number or amount is too small to be reasonably sold. From the expiration of the 15-day period first referred to in Section 5.1(a) and for a period of 90 days thereafter, the Company may offer, issue, grant and sell to any person or entity equity securities or Rights having the terms set forth in the Company's notice relating to such equity securities or Rights at a price and on other terms no less favorable to the Company, and including no less cash, than those set forth in such notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); provided, however, that the Company may not issue, grant or sell equity securities or Rights pursuant to this sentence in an amount greater than the amount set forth in such notice minus the amount purchased or committed to be purchased by Securityholders.

               (c) The provisions of this Section 5.1 shall not apply to the following issuances of securities: (i) pursuant to an employee stock option plan, a stock purchase plan, or a similar benefit program or agreement approved by the Board of Directors of the Company, where the primary purpose is not to raise additional equity capital for the Company, (ii) as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company, in each case provided that the transaction is approved by the vote of a majority of the outstanding Shares,
(iii) in connection with a stock split or dividend or a recapitalization or reorganization of the Company, in each case provided that the transaction is approved by the vote of a majority of the outstanding Shares, (iv) upon the exercise of warrants or options, or upon the conversion of convertible securities, outstanding on the date hereof or as to which Securityholders have been previously offered the right to participate as contemplated hereby, or (v) securities issued in an underwritten public offering registered under the Securities Act, provided that such offering is approved by a vote of a majority of the outstanding Shares.

          5.2 Financial Statements and Reports. In the event the Company ceases to be required to file annual and quarterly reports pursuant to the Securities Exchange Act of 1934, as amended, deliver to the Purchasers in form and detail reasonably satisfactory to the Purchasers periodic reports as follows:

               (a) Monthly Reports. The Company shall furnish to the Purchasers as soon as practicable, and in any case within fifteen (15) days of the end of each calendar month (except for the last month of each fiscal quarter), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such period and consolidated and consolidating statements of income and expense from the beginning of such period to the close of such period, certified by the Chief Financial Officer of the Company and accompanied by a certificate of said officer stating that such statements were prepared from the Company's books and records and fairly present, in all material respects, the consolidated financial position and consolidated financial results of the Company for the month covered.

               (b) Quarterly Reports. The Company shall furnish to the Purchasers as soon as practicable, and in any case within forty five (45) days after the end of each of the Company's fiscal quarters, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such period and consolidated and consolidating statements of income and expense and cash flows from the beginning of the then current fiscal year and from the beginning of such fiscal quarter to the close of such period, certified by the Chief Financial Officer of the Company and accompanied by a certificate of said officer stating that such statements fairly present, in all material respects in accordance with GAAP (except that such statements may omit footnotes and shall be subject to normal, recurring year-end adjustments), the consolidated financial position and consolidated financial results of the Company for the periods covered.

               (c) Annual Reports. The Company shall furnish to the Purchasers as soon as practicable, and in any case within ninety (90) days after the close of each of the Company's fiscal years, a copy of the annual audit report relating to the Company and its Subsidiaries in reasonable detail satisfactory to the Purchasers and prepared in accordance with GAAP by independent public accountants satisfactory to the Purchasers, together with financial statements consisting of consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year.

          5.3 Compliance with Laws. The Company shall conduct its operations and cause those of its Subsidiaries to be conducted only in compliance with all policies of insurance and all Requirements of Law, except where any failure could not reasonably be expected to have a Material Adverse Effect.

          5.4 Maintenance of Records. The Company shall maintain adequate and complete records and books of account in accordance with GAAP, which books shall reflect all financial transactions of the Company. The Company shall also permit any of the Purchasers' representatives upon reasonable request and during normal business hours to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers and to make copies and extracts therefrom, at such Purchaser's own expense. In addition, the Company shall also permit any of the Purchasers' representatives to discuss its affairs, finances and accounts with its officers, employees and independent public accountants all at such reasonable times and as often as may be reasonably requested.

          5.5 Transactions with Related Persons. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any loan or advance) with any officer or director of the Company or any of its Subsidiaries (each, a "Related Person"), unless such transaction is in the ordinary course of business, is approved by the Board of Directors of the Company and is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not a Related Person.

          5.6 Further Assurances. The Company and the Purchasers shall use their respective reasonable efforts at any time and from time to time prior to, at and after the Closing Date to execute and deliver to the applicable parties such further documents and instruments and to take all such further actions as such other parties to this Agreement reasonably may request to consummate the transactions contemplated by this Agreement, the Certificate and the Registration Rights Agreement.

          5.7 Authorized Common Stock. The Company shall use its best efforts to
(a) increase the number of shares of Common Stock that are a part of its authorized capital stock to 2,400,000,000 shares of Common Stock and (b) reserve and keep available for issuance, free from preemptive rights, out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to issue the Common Stock issuable upon conversion of the Shares pursuant to Section 7 of the Certificate.

          5.8 SOFTBANK Vote For Increase in Authorized Capital Stock or Reverse Stock Split. SOFTBANK Capital Partners LP, and any of the Purchasers who are affiliates of, associated with or designated by SOFTBANK Capital Partners LP, shall, at the meeting of stockholders of the Company or in a written consent in lieu thereof, vote all securities of the Company held by them in favor of (a) an increase in the number of shares of Common Stock that are a part of the Company's authorized capital stock to 2,400,000,000 shares of Common Stock or
(b) a reverse stock split of the shares of Common Stock, to create a sufficient number of shares of Common Stock for the Shares to be converted into shares of Common Stock pursuant to Section 7 of the Certificate (and which may also result in the Company becoming a private, rather than a public, company), provided that such reverse stock split is recommended by a special committee of the Board of Directors of the Company composed solely of disinterested directors.

          5.9 Employee Stock Options. Promptly following the Closing, the Company shall reserve a total number of shares (including shares previously reserved and issued) of Common Stock for issuance under the Company's existing stock option plan equal to 15% of the number of shares of Common Stock outstanding on a fully-diluted basis after giving effect to the purchase of the Shares under this agreement and a subsequent sale of shares pursuant to Section 1.3(a), at an exercise price no lower than 005329.

          5.10 Expenditures. The Company shall not make expenditures unless such expenditures are provided for under a plan or budget approved by the Board of Directors of the Company or are specifically approved by the Board of Directors of the Company or a committee thereof.

Section 6. Conditions to Closing

          6.1 Conditions to Purchasers' Obligations at the Closing. Each Purchaser's obligation to purchase the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

               (a) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

               (b) Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements and obligations herein required to be performed or complied with by the Company on or before the Closing Date.

               (c) Absence of Changes. Except as described in the 10-Q or the 10-K or otherwise described in the Financial Disclosure, dated the date hereof, delivered by the Company to the Purchasers (the "Financial Disclosure"), since June 30, 2003, there has been no event, occurrence, change, development or state of affairs that had or could reasonably be expected to have a Material Adverse Effect.

               (d) Legal Investment; Orders. The sale and issuance of the Shares to be issued and sold on the Closing Date shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the issuance of the Shares or any of the other transactions contemplated by this Agreement or the Registration Rights Agreement (collectively, an "Order"), and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order or questioning the legality, validity or appropriateness of any such issuance or transaction.

               (e) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated by this Agreement and the Registration Rights Agreement.

               (f) Bankruptcy etc. Neither the Company nor any of its Subsidiaries shall have dissolved or liquidated or taken an equivalent action nor shall an involuntary petition have been filed under any federal or state bankruptcy, reorganization, insolvency, moratorium or similar statute against the Company or any of its Subsidiaries, or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official have been appointed to take possession, custody, or control of the property of the Company or any of its Subsidiaries; nor shall the Company or any of its Subsidiaries have admitted in writing its inability to pay any of its debts as they mature, or have filed any petition or action for relief relating to any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law for the relief of, or relating to, debtors; nor shall the Company or any of its Subsidiaries have made a general assignment for the benefit of creditors or entered into an agreement of composition with its creditors.

               (g) Filing of Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

               (h) Registration Rights Agreement. A Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the Company and the other Purchasers.

               (i) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate, dated the Closing Date, certifying that the conditions specified in Sections 6.1(a),(b),(c),(e),(g) and (l) have been fulfilled.

               (j) Legal Opinion. The Purchasers shall have received the written opinion or opinions of counsel for the Company, dated as of the Closing Date, in the forms set forth as Exhibit D.

               (k) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to the transactions contemplated hereby shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          6.2 Conditions to the Company's Obligations at the Closing. The Company's obligation to sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

               (a) Representations and Warranties. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

               (b) Legal Investment; Orders. The sale and issuance of the Shares to be issued and sold on the Closing Date shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered an Order, and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order or questioning the legality, validity or appropriateness of any such issuance or transaction.

               (c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 7. Remedies.

               (a) Survival of Representatives and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

               (b) Indemnification. In the event that a Purchaser suffers an Adverse Consequence as a result of (i) the Company's breach of (or a third party alleging facts that, if true, would mean the Company has breached) any of the Company's representations, warranties, and covenants contained herein or (ii) the Company's actions or failure to act (including statements, actions or omissions made or information provided by the Company, its agents or the Board of Directors of the Company), then the Company agrees to indemnify each Purchaser from and against the entirety of any such Adverse Consequence such Purchaser may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (c) Matters Involving Third Parties.

                    (i) If any third party shall notify any Purchaser (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Company (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                    (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief,
(D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                    (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

                    (iv) In the event any of the conditions in Section 7(c)(ii) above is or becomes unsatisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

               (d) Limitation on Indemnification. Notwithstanding anything to the contrary contained herein, a Purchaser or Indemnified Party shall not be indemnified for any Adverse Consequences resulting primarily from such Purchaser's or Indemnified Party's gross negligence or willful misconduct.

               (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have with respect to the transactions contemplated by this Agreement and any rights any party may have under any other agreement, document or instrument, including, without limitation, the Registration Rights Agreement.

Section 8. Miscellaneous

          8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regard to principles of conflict of laws.

          8.2 Successors and Assigns. Except as otherwise expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by the Purchasers or the Company without the prior written consent of the other; provided, however, that the Purchasers may assign their rights and delegate their obligations hereunder, in whole or in part (including, without limitation, the right to purchase any or all of the Shares and the obligation to pay all or a part of the purchase price for the Shares), to any affiliates of Purchaser, including, without limitation, any other partnership or other entity of which any direct or indirect subsidiary of such Purchaser or any affiliate thereof is a general partner or has investment discretion, or any employees of any of the foregoing, subject to applicable securities laws; provided, further, that any such assignee that acquires any Shares shall, as a condition to acquiring such Shares, agree to be bound by the provisions of any agreement applicable to the Shares. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, a Purchaser may transfer any Shares to any Person without the prior consent of the Company.

          8.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificate and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

          8.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.5 Amendment and Waiver.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares as of the date of such amendment.

               (b) The obligations of the Company and the rights of the holders of the Shares under this Agreement may be waived only with the written consent of the holders of at least a majority of the Shares as of the date of such waiver.

          8.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach, default or noncompliance by another party under this Agreement, the Registration Rights Agreement or the Certificate shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Registration Rights Agreement or the Certificate or any waiver on such party's part of any provisions or conditions of this Agreement, the Registration Rights Agreement or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, the Registration Rights Agreement, the Certificate, by law or otherwise afforded to any party shall be cumulative and not alternative.

          8.7 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery if personally delivered by hand, (b) upon the third day after such notice is (1) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (2) sent by a nationally recognized overnight express courier, or (c) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

     If to any Purchaser:           To the address or facsimile number of such
                                    Purchaser specified on the signature pages hereof.

     With a copy, which shall not
     constitute notice, to:         Sullivan & Cromwell LLP
                                    1870 Embarcadero Road
                                    Palo Alto, California 94303
                                    Attention: John L. Savva

                                    Telephone No.: (650) 461-5600
                                    Facsimile No.: (650) 461-5700

     If to the Company:             Vie Financial Group, Inc.
                                    1114 Avenue of the Americas, 22nd Floor
                                    New York, New York 10036
                                    Attention: Corporate Secretary
                                    Telephone No.: (212) 575-8200
                                    Facsimile No.: (212) 575-8295

     With a copy, which shall not
     constitute notice, to:         Wilmer, Cutler & Pickering
                                    1600 Tysons Boulevard, 10th floor
                                    Tysons Corner, Virginia 22102
                                    Attention: Gregory J. Ewald
                                    Telephone No: (703) 251-9700
                                    Facsimile No: (703) 251-9797

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 8.7.

          8.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          8.10 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.10 being untrue.

          8.11 Expenses. The Company and each of the Purchasers shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein; provided, however, that if the Purchasers consummate the purchase of the Shares, the Company shall reimburse the reasonable legal fees and expenses of counsel to SOFTBANK incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and all of the transactions contemplated hereby.

          8.12 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

          8.13 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.14 Confidentiality. Except as may be required by law or to enforce the rights and duties established hereunder, the parties hereto shall preserve in a confidential manner all information received from the other pursuant to this Agreement, the Registration Rights Agreement, and the Certificate, and shall not disclose such information except to those Persons with which a confidential relationship is maintained (including regulators, legal counsel, accountants, agents or an assignee or a prospective assignee of any of the Purchasers' rights hereunder).

     IN WITNESS WHEREOF, the parties hereto have executed the Series H Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        VIE FINANCIAL GROUP, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        PURCHASERS:

                                        SOFTBANK CAPITAL PARTNERS LP


                                        By: SOFTBANK Capital Partners LLC
                                               Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:
                                        1188 Centre Street
                                        Newton Center, Massachusetts 02459
                                        Attention: Ron Fisher
                                        Facsimile No.: (617) 928-9301

                                        SOFTBANK CAPITAL LP


                                        By: SOFTBANK Capital Partners LLC
                                               Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:
                                        1188 Centre Street
                                        Newton Center, Massachusetts 02459
                                        Attention: Ron Fisher
                                        Facsimile No.: (617) 928-9301


                                        SOFTBANK CAPITAL ADVISORS FUND LP


                                        By: SOFTBANK Capital Partners LLC
                                               Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address:
                                        1188 Centre Street
                                        Newton Center, Massachusetts 02459
                                        Attention: Ron Fisher
                                        Facsimile No.: (617) 928-9301

                              DEFINITIONS ADDENDUM

          This Definitions Addendum is an attachment to and part of that certain Series H Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of September 30, 2003 between Vie Financial Group, Inc. and the purchasers named therein, Softbank Capital Partners LP, Softbank Capital Advisors Fund LP, Softbank Capital LP. Except as otherwise stated in the Purchase Agreement, the following terms shall have the following meanings:

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, including indirect, consequential and punitive damages.

     "Business Day" means any day other than (i) a Saturday, Sunday or legal holiday, or (ii) a day on which commercial banks in New York City are authorized or required by law or executive order to close.

     "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Entity" means any governmental or regulatory authority, agency, commission, body, court, tribunal or other governmental entity or authority.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Lien" or "Liens" means, with respect to any Person, any security interest, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance, attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

     "Material Adverse Effect" means a material adverse effect upon the business, financial condition, results of operations or prospects of the Company or any of its Subsidiaries, or upon the validity or enforceability of this Agreement, the Certificate, the Registration Rights Agreement or the Shares, or upon the ability of the Company to perform its obligations hereunder or under the Certificate or the Registration Rights Agreement, or upon the rights of the Purchasers hereunder or thereunder.

     "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

     "Proportionate Share" means, with respect to each Securityholder, a fraction (i) the numerator of which is the total number of votes entitled to be cast on matters as to which the holders of the Company's Common Stock are entitled to vote, by the Shares together with shares of Common Stock owned and the number of shares of Common Stock issuable upon exercise of Rights owned by such Securityholder, and (ii) the denominator of which is the total number of such votes entitled to be cast on such matters by the shares of Common Stock outstanding, the shares of Common Stock issuable upon exercise of all Rights outstanding and the Shares outstanding.

     "Requirement of Law" or "Requirements of Law" means, with respect to any Person, the now or hereafter existing articles or certificate of incorporation and bylaws, the partnership or limited liability company agreement or other organizational or governing documents of such Person, and any law, treaty, rule, order, judgment, decree, injunction, writ, or regulation, or a final and binding determination of an arbitrator, mediator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Right" means any option, warrant, security, right or other instrument convertible into or exchangeable or exercisable for, or otherwise giving the holder thereof the right to acquire, directly or indirectly, from the Company any common stock, preferred stock or other equity security or any other such option, warrant, security, right or instrument, including any instrument issued by the Company or any Subsidiary thereof the value of which is measured by reference to the value of the Company's Common Stock.

     "SEC" means the Securities and Exchange Commission or any successor agency.

     "SOFTBANK" means, collectively, SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP, each a Delaware limited partnership.

     "Subsidiary" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     "Taxes" means for any Person any federal or state tax, assessment, duty, levy, withholding liability, impost and other charges of every nature whatsoever imposed by any Governmental Entity on such Person or on any of its property or because of any, revenue, income, sales, use, product, employee or franchise, and any interest or penalty with respect to any of the foregoing.

                                    Exhibit A

           Purchaser                Purchase Price   Preferred Shares Issued
           ---------                --------------   -----------------------
Softbank Capital Partners LP          $1,749,930             17,499
Softbank Capital LP                    1,719,865             17,199
Softbank Capital Advisors Fund LP         30,205                302
                                      ----------             ------
                                      $3,500,000*            35,000

----------
     * SOFTBANK will withhold $15,000 from the $3,500,000 due at the Closing for payment of fees of its counsel.

                                    Exhibit B

                           Certificate of Designations

                                    Exhibit C

                          Registration Rights Agreement

                                    Exhibit D

                       Form of Opinion of Outside Counsel

                                       D-1